Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Christopher Mecray D +1 215 255 7970 Christopher.Mecray@axalta.com

Immediate Release

Axalta Releases First Quarter 2019 Results

First Quarter 2019 Highlights:

•	Net sales of $1,119.3 million decreased 4.5% year-over-year including 4.8% negative foreign currency impacts; positive price-product mix contribution of 2.1% including increases from both segments

•	Income from operations of $98.6 million decreased 17.8% year-over-year; Adjusted EBIT of $143.9 million compared with $158.6 million in Q1 2018

•	Diluted EPS of $0.18 decreased 35.7% from $0.28 in Q1 2018; Adjusted EPS of $0.34 decreased 12.8% versus $0.39 in Q1 2018
PHILADELPHIA, PA, April 24, 2019 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the first quarter ended March 31, 2019.
First Quarter 2019 Consolidated Financial Results
First quarter net sales of $1,119.3 million decreased 4.5% year-over-year including 4.8% negative foreign currency impacts. Constant currency net sales increased 0.3% in the period, driven by 2.1% higher average price and product mix and modest acquisition contribution, offset partly by 2.1% lower organic volumes. First quarter net sales growth ex-FX was driven by modest growth from the Americas seen in higher price and product mix and growth in Commercial Vehicle end-markets, partially offset by lower net sales from Asia Pacific, given ongoing volume pressure from China in Transportation Coatings.
Income from operations for the first quarter totaled $98.6 million, down 17.8% from $120.0 million in Q1 2018. This was driven by lower reported net sales including negative foreign currency effects, and continued headwinds from year-over-year variable cost inflation. The quarter was also impacted by $6.1 million in accelerated depreciation charges associated with our anticipated Belgium plant closure and a $5.2 million loss on an anticipated sale of a 60% owned powder coatings joint venture in China.
Adjusted EBIT of $143.9 million for the first quarter decreased 9.3% versus $158.6 million in Q1 2018. This result was driven by substantial year-over-year variable cost inflation impacts, negative impacts from foreign currency, and headwinds from lower volumes primarily in Light Vehicle, offset in part by strong contribution from higher average price and product mix and from improved overall productivity.
"First quarter results met our previously provided guidance, and were produced despite several headwinds, including notably higher raw material costs and a substantial swing in foreign exchange impacts versus first quarter 2018," said Robert W. Bryant, Axalta’s Chief Executive Officer. "Our Performance Coatings segment saw strong ongoing price and mix improvement, more than offsetting slightly negative volumes in the quarter. In Transportation Coatings, we saw a modest increase in average prices while product mix had a decremental impact in the quarter. Light Vehicle volume also saw pressure from slower global production rates, notably from double digit declines in China versus the prior year quarter. Our focus on productivity also contributed to lower overall operating costs for the first quarter."
Performance Coatings Results
Performance Coatings first quarter net sales were $713.3 million, a decrease of 2.4% year-over-year including a 4.8% negative currency impact. Constant currency net sales increased 2.4% in the period, driven by 1.9% organic sales growth which was primarily the result of improved average price and mix. Acquisitions contributed 0.5% to net sales growth.
Refinish end-market net sales decreased 2.1% to $405.5 million in Q1 2019 (increased 3.5% excluding foreign currency) with strong average price and mix contribution offset partly by lower volume, which in North America resulted largely from moderate distributor channel inventory reduction. Industrial end-market net sales decreased 2.8% to $307.8 million (increased 1.0% excluding foreign currency), including positive pricing across all regions offset partly by modest organic volume declines from EMEA and to a lesser extent in Asia Pacific.

The Performance Coatings segment generated Adjusted EBIT of $78.6 million in the first quarter, a 3.4% year-over-year increase. Positive price and product mix and a very modest acquisition contribution were offset partly by impact from raw material inflation, volume declines and foreign exchange headwinds. First quarter segment Adjusted EBIT margin of 11.0% improved from 10.4% in the prior year as price and product mix more than offset ongoing raw material headwinds.
Transportation Coatings Results
Transportation Coatings net sales were $406.0 million in Q1 2019, a decrease of 7.9% year-over-year, including a 4.8% negative currency impact. Constant currency net sales decreased 3.1% in the period including a 3.3% decrease in volume, offset by 0.2% higher average price and product mix effect.
Light Vehicle net sales decreased 10.6% to $315.9 million year-over-year (decreased 5.4% excluding foreign currency), driven by lower volumes and foreign exchange impacts, offset by moderately higher average price and product mix. Overall average pricing remained positive in the period, offset partially by negative product mix effects. Commercial Vehicle net sales increased 2.6% to $90.1 million from Q1 2018 (increased 6.6% excluding foreign currency), including stronger volumes led by North America and largely stable markets globally. Average price and product mix were essentially flat.
Transportation Coatings generated Adjusted EBIT of $34.2 million in Q1 2019, a decrease of 24.0% versus Q1 2018, driven by the impact from raw material inflation as well as lower volume, while average price and product mix were a slight positive offset. Segment Adjusted EBIT margin of 8.4% in Q1 2019 compared with 10.2% in Q1 2018.
Balance Sheet and Cash Flow Highlights
We ended the quarter with cash and cash equivalents of $501.1 million. Our debt, net of cash, was $3.4 billion as of March 31, 2019, which compared with $3.2 billion as of year-end 2018. This was driven by the first quarter use of operating cash flow, as well as share repurchases made in the period. Our net debt to trailing twelve month Adjusted EBITDA ratio was 3.6x at quarter end. Axalta repurchased 2.5 million shares of its common stock in the first quarter of 2019 for total consideration of $65.8 million.
First quarter operating cash flow totaled a use of $57.9 million versus a use of $21.0 million in the corresponding quarter of 2018, reflecting lower operating income and modest working capital headwinds partially due to timing of collections. Free cash flow totaled a use of $74.9 million compared to use of $60.5 million in the first quarter of 2018.
“Axalta's first quarter included strong overall operating performance, meeting our outlined guidance from late January,” said Sean Lannon, Axalta's Chief Financial Officer. “We are pleased that operating and financial performance remains on track for our full year expectation, and we remain focused on achieving our goals despite Q1 headwinds seen in foreign currency as well as incremental volume pressures from our Industrial and Light Vehicle end-markets. We are also focused on achieving continued incremental pricing offsets to variable input inflation, while driving productivity across the enterprise via Axalta Way initiatives.”
2019 Reporting Changes
Beginning on January 1, 2019, we adopted ASU 2016-02, “Leases”, which requires, among other items, lessees to identify arrangements that should be accounted for as leases and generally recognize for operating and finance leases with terms exceeding twelve months, a right-of-use asset and lease liability on the balance sheet. There were no material impacts to the condensed consolidated statement of operations or statement of cash flows related to the adoption.

The adoption impacted the following line items within the unaudited condensed consolidated balance sheet as of March 31, 2019. There are no impacts to prior period financial information related to the change in the accounting for leases.

March 31, 2019
Other assets	$95.5
Property, plant and equipment, net	70.3
Total assets	$165.8

Other accrued liabilities	$28.1
Current portion of borrowings	2.9
Other liabilities	71.8
Long-term borrowings	64.0
Total liabilities	$166.8
Beginning with the first quarter 2019, we changed our primary performance metrics to Adjusted EBIT and Adjusted EPS from Adjusted EBITDA. Reconciliations are provided for Adjusted EBIT and Adjusted EPS as well as Adjusted EBITDA to the most directly comparable financial measures calculated in accordance with US GAAP.
Reclassifications and Revisions
During the three months ended March 31, 2019, we revised the presentation of the unaudited Condensed Consolidated Statements of Operations to reclassify Other revenue into Net sales. Other revenue consists primarily of consulting, other service revenue and royalty income and is not considered material to the financial statements.

During the three months ended March 31, 2019, Axalta identified and corrected an error related to the classification of the purchase of an additional financial interest in a consolidated joint venture within our consolidated statement of cash flows. This correction increased cash used for investing activities and reduced cash used for financing activities by $26.9 million, respectively.

2019 Guidance Update
We are updating our previous outlook for the full year 2019 as follows:

•	Net sales growth of ~0-1% as-reported; ~1-2% ex-FX; includes impact of anticipated Q2 2019 sale of Asia Pacific joint venture

•	Adjusted EBIT of $675-725 million (1)

•	Adjusted EPS range of $1.68-1.88 (1)

•	Adjusted EBITDA of $950-1,000 million

•	Interest expense of ~$165 million

•	Income tax rate, as adjusted, of 20-22%

•	Free cash flow range of $430-470 million

•	Capital expenditures of ~$160 million

•	Depreciation and amortization of ~$375 million

•	Diluted shares outstanding of ~238 million
(1) Adjusted to exclude ~$115 million pre-tax (~$90 million after-tax) incremental step-up depreciation and amortization associated with the acquisition of DuPont Performance Coatings by Axalta

Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its first quarter 2019 financial results on Wednesday, April 24th, at 8:00 a.m. ET. The U.S. dial-in phone number for the conference call is (877) 407-0784 and the international dial-in number is +1 (201) 689-8560. A live webcast of the conference call will also be available online at www.axalta.com/investorcall. For those unable to participate in the conference call, a replay will be available through May 1, 2019. The U.S. replay dial-in phone number is (844) 512-2921 and the international replay dial-in number is +1 (412) 317-6671. The replay passcode is 1368 9966.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta and its subsidiaries including our 2019 full year outlook, which includes net sales growth, currency effects, acquisition or divestment impacts, Adjusted EBIT, Adjusted EPS, Adjusted EBITDA, interest expense, income tax rate, as adjusted, free cash flow, capital expenditures, depreciation and amortization, and diluted shares outstanding. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta's financial results is available in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this presentation includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to controlling interests after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income may differ from that of others in our industry. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income should not be considered as alternatives to net sales, net income (loss), income (loss) before operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Constant currency net sales growth, income tax rate, as adjusted, EBIT, Adjusted EBIT, EBITDA, Adjusted EBITDA, Adjusted EPS, free cash flow, net debt and Adjusted net income have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for constant currency net sales growth, Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, income tax rate, as adjusted, or free cash flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our US GAAP results.

Constant Currency
Constant currency or ex-FX percentages are calculated by excluding the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBIT, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the 14,000 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information, visit axalta.com and follow us @axalta on Twitter.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended March 31,
	2019	2018
Net sales	$1,119.3	$1,172.0
Cost of goods sold	751.3	776.0
Selling, general and administrative expenses	217.5	227.8
Loss on assets held for sale	5.2	—
Research and development expenses	18.2	19.3
Amortization of acquired intangibles	28.5	28.9
Income from operations	98.6	120.0
Interest expense, net	41.3	39.4
Other income, net	(1.0)	(2.2)
Income before income taxes	58.3	82.8
Provision for income taxes	14.2	11.8
Net income	44.1	71.0
Less: Net income attributable to noncontrolling interests	0.7	1.1
Net income attributable to controlling interests	$43.4	$69.9
Basic earnings per share	$0.19	$0.29
Diluted earnings per share	$0.18	$0.28
Basic weighted average shares outstanding	234.1	240.9
Diluted weighted average shares outstanding	236.6	245.8

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$501.1	$693.6
Restricted cash	2.8	2.8
Accounts and notes receivable, net	920.5	860.8
Inventories	626.8	613.0
Prepaid expenses and other current assets	210.4	139.4
Total current assets	2,261.6	2,309.6
Property, plant and equipment, net	1,274.4	1,298.2
Goodwill	1,216.1	1,230.8
Identifiable intangibles, net	1,310.8	1,348.0
Other assets	610.5	489.1
Total assets	$6,673.4	$6,675.7
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$530.9	$522.8
Current portion of borrowings	43.5	42.2
Other accrued liabilities	447.1	475.6
Total current liabilities	1,021.5	1,040.6
Long-term borrowings	3,809.0	3,821.8
Accrued pensions	257.6	261.9
Deferred income taxes	138.5	140.8
Other liabilities	167.2	100.1
Total liabilities	5,393.8	5,365.2
Commitments and contingencies
Shareholders’ equity
Common shares, $1.00 par, 1,000.0 shares authorized, 247.8 and 246.7 shares issued at March 31, 2019 and December 31, 2018, respectively	247.0	245.3
Capital in excess of par	1,431.6	1,409.5
Retained earnings	241.3	198.6
Treasury shares, at cost 13.6 and 11.1 shares at March 31, 2019 and December 31, 2018, respectively	(378.0)	(312.2)
Accumulated other comprehensive loss	(335.7)	(336.1)
Total Axalta shareholders’ equity	1,206.2	1,205.1
Noncontrolling interests	73.4	105.4
Total shareholders’ equity	1,279.6	1,310.5
Total liabilities and shareholders’ equity	$6,673.4	$6,675.7

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Three Months Ended March 31,
	2019	2018
Operating activities:
Net income	$44.1	$71.0
Adjustment to reconcile net income to cash used for operating activities:
Depreciation and amortization	91.6	91.9
Amortization of deferred financing costs and original issue discount	2.2	1.9
Deferred income taxes	0.4	(4.9)
Realized and unrealized foreign exchange (gains) losses, net	0.9	(1.3)
Stock-based compensation	6.7	8.4
Loss on assets held for sale	5.2	—
Interest income on swaps designated as net investment hedges	(3.5)	—
Other non-cash, net	(0.3)	(5.3)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(90.4)	(52.3)
Inventories	(22.2)	(42.9)
Prepaid expenses and other assets	(60.5)	(30.2)
Accounts payable	35.4	33.9
Other accrued liabilities	(69.2)	(87.0)
Other liabilities	1.7	(4.2)
Cash used for operating activities	(57.9)	(21.0)
Investing activities:
Acquisitions, net of cash acquired	(1.7)	(78.2)
Purchase of property, plant and equipment	(20.5)	(39.5)
Interest proceeds on swaps designated as net investment hedges	3.5	—
Other investing activities, net	(0.1)	—
Cash used for investing activities	(18.8)	(117.7)
Financing activities:
Payments on short-term borrowings	(11.3)	(9.3)
Payments on long-term borrowings	(7.3)	(6.9)
Financing-related costs	(0.9)	—
Purchase of treasury stock	(65.7)	(3.3)
Proceeds from option exercises	11.4	6.2
Dividends paid to non-controlling interests	(1.1)	(1.0)
Investment in non-controlling interest	(26.9)	(26.9)
Cash used for financing activities	(101.8)	(41.2)
Decrease in cash	(178.5)	(179.9)
Effect of exchange rate changes on cash	0.8	10.3
Cash at beginning of period	696.4	772.9
Cash at end of period	$518.7	$603.3

Cash at end of period reconciliation:
Cash and cash equivalents	$501.1	$600.4
Restricted cash	2.8	2.9
Cash and restricted cash held for sale	14.8	—
Cash at end of period	$518.7	$603.3

The following table reconciles income from operations to adjusted EBIT for the periods presented (in millions):

	Three Months Ended March 31,
	2019	2018
Income from operations	$98.6	$120.0
Other income, net	(1.0)	(2.2)
Total	99.6	122.2
Termination benefits and other employee related costs (a)	1.3	(1.3)
Offering and transactional costs (b)	0.6	—
Accelerated depreciation (c)	6.1	—
Loss on assets held for sale (d)	5.2	—
Change in fair value of equity investments (e)	—	0.1
Step-up depreciation and amortization (f)	31.1	37.6
Adjusted EBIT	$143.9	$158.6

Segment Adjusted EBIT:
Performance Coatings	$78.6	$76.0
Transportation Coatings	34.2	45.0
Total	112.8	121.0
Step-up depreciation and amortization (f)	31.1	37.6
Adjusted EBIT	$143.9	$158.6

(a)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(b)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(c)
Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(d)
Represents the loss recognized on the anticipated sale of our interest in a joint venture business determined to be held for sale, which is not considered indicative of our ongoing operating performance.

(e)	Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance.

(f)
Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended March 31,
	2019	2018
Net income	$44.1	$71.0
Less: Net income attributable to noncontrolling interests	0.7	1.1
Net income attributable to controlling interests	43.4	69.9
Termination benefits and other employee related costs (a)	1.3	(1.3)
Offering and transactional costs (b)	0.6	—
Step-up depreciation and amortization (c)	31.1	37.6
Accelerated depreciation (d)	6.1	—
Loss on assets held for sale (e)	5.2	—
Change in fair value of equity investments (f)	—	0.1
Total adjustments	44.3	36.4
Income tax provision impacts (g)	6.3	10.0
Adjusted net income	$81.4	$96.3
Adjusted earnings per share	$0.34	$0.39
Diluted weighted average shares outstanding	236.6	245.8

(a)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(b)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(c)
Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(d)
Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.

(e)
Represents the loss recognized on the anticipated sale of our interest in a joint venture business determined to be held for sale, which is not considered indicative of our ongoing operating performance.

(f)	Represents mark to market impacts of our equity investments, which we do not consider to be indicative of our ongoing operating performance.

(g)
The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expense of $1.6 million and benefits of $1.7 million for the three months ended March 31, 2019 and 2018, respectively.

The following table reconciles cash provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,
	2019	2018
Cash used for operating activities	$(57.9)	$(21.0)
Purchase of property, plant and equipment	(20.5)	(39.5)
Interest proceeds on swaps designated as net investment hedges	3.5	—
Free cash flow	$(74.9)	$(60.5)

The following table reconciles net income to EBITDA and adjusted EBITDA for the periods presented (in millions):

	Three Months Ended March 31,
	2019	2018
Net income	$44.1	$71.0
Interest expense, net	41.3	39.4
Provision for income taxes	14.2	11.8
Depreciation and amortization	91.6	91.9
EBITDA	191.2	214.1
Foreign exchange remeasurement losses (a)	2.4	—
Long-term employee benefit plan adjustments (b)	0.2	(0.5)
Termination benefits and other employee related costs (c)	1.3	(1.3)
Offering and transactional costs (d)	0.6	—
Stock-based compensation (e)	6.7	8.4
Other adjustments (f)	0.1	0.3
Dividends in respect of noncontrolling interest (g)	(1.1)	(1.0)
Loss on assets held for sale (h)	5.2	—
Adjusted EBITDA	$206.6	$220.0

(a)
Eliminates foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(b)	Eliminates the non-cash,non-service cost components of long-term employee benefit costs.

(c)
Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.

(d)	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.

(e)	Represents non-cash costs associated with stock-based compensation.

(f)
Represents certain non-operational or non-cash gains and losses unrelated to our core business and which we do not consider indicative of ongoing operations, including indemnity losses associated with the acquisition by Axalta of the DuPont Performance Coatings business, gains and losses from the sale and disposal of property, plant and equipment, gains and losses from the remaining foreign currency derivative instruments and from non-cash fair value inventory adjustments associated with our business combinations.

(g)
Represents the payment of dividends to our joint venture partners by our consolidated entities that are not 100% owned, which are reflected to show the cash operating performance of these entities on Axalta's financial statements.

(h)
Represents the loss recognized on the anticipated sale of our interest in a joint venture business determined to be held for sale, which is not considered indicative of our ongoing operating performance.